Exhibit 99.2

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Financial Statements

As of September 30, 2012 and December 31, 2011 and
for the Nine Months Ended September 30, 2012 and 2011 and
for the period from June 13, 2000 (inception) to September 30, 2012

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$2,566,669	$5,703,798
R&D reimbursement receivable	187,765	237,834
Prepaid expenses and other current assets	41,066	5,384
Deferred financing costs	32,523	252,248
Total current assets	2,828,023	6,199,264

Property and equipment, net	2,616	1,233

TOTAL ASSETS	$2,830,639	$6,200,497

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$576,624	$403,011
Accounts payable – related party	243,600	241,500
Convertible notes payable, net	802,479	124,363
Derivative liabilities	5,204,348	4,439,613
Total current liabilities	6,827,051	5,208,487

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock-Series A, $0.01 par value; 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	10,000	10,000
Preferred stock-Series B, $0.01 par value; 4,711,247 shares authorized;
4,711,247 shares issued and outstanding	47,112	47,112
Preferred stock-Series C-1, $0.01 par value; 800,000 shares authorized;
800,000 shares issued and outstanding	8,000	8,000
Preferred stock-Series C-2, $0.01 par value; 666,667 shares authorized;
666,667 shares issued and outstanding	6,667	6,667
Preferred stock-Series C-3, $0.01 par value; 502,604 shares authorized;
502,604 shares issued and outstanding	5,026	5,026
Preferred stock-Series C-4, $0.01 par value; 4,250,000 shares authorized;
4,250,000 shares issued and outstanding	42,500	42,500
Preferred stock-Series D, $0.01 par value; 3,000,000 shares authorized;
3,000,000 shares issued and outstanding	30,000	30,000
Preferred stock-Series E, $0.01 par value; 30,000,000 shares authorized;
26,606,306 and 23,697,119 shares issued and outstanding, respectively	266,061	236,971
Common stock, $0.01 par value, 80,000,000 shares authorized;
2,407,805 shares issued and outstanding	24,078	24,078
Additional paid-in capital	48,430,356	47,963,914
Deficit accumulated during development stage	(52,866,212)	(47,382,258)
Total stockholders' equity (deficit)	(3,996,412)	992,010

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,830,639	$6,200,497

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

			For the Period from June 13, 2000 (Inception) to September 30, 2012
	For the Nine Months Ended
	September 30,
	2012	2011

Revenues	$-	$-	$-

Operating expenses:
Research and development, net	2,723,459	231,640	25,703,493
General and administrative	1,520,221	376,748	21,518,964
Depreciation and amortization	429	477	3,262,310
Loss on disposition of equipment	-	-	550,186
Total operating expenses	4,244,109	608,865	51,034,953

Loss from operations	(4,244,109)	(608,865)	(51,034,953)

Other (income) expense:
Interest expense	952,241	-	1,817,621
Gain on extinguishment of liability	-	-	(260,000)
Change in fair value of derivative liabilities	287,604	-	273,638
Total other (income) expense	1,239,845	-	1,831,259

Net loss	$(5,483,954)	$(608,865)	$(52,866,212)

Net loss per common share - basic and diluted	$(2.28)	$(0.25)

Weighted average number of common shares
outstanding - basic and diluted	2,407,805	2,407,805

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			For the Period from June 13, 2000 (Inception) to September 30, 2012
	For the Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,483,954)	$(608,865)	$(52,866,212)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Stock-based compensation expense	312,500	14,951	4,140,610
Depreciation and amortization	429	477	3,262,310
Loss on disposition of equipment	-	-	550,186
Amortization of debt discount	678,116	-	802,479
Amortization of deferred financing costs	219,725	-	260,169
Gain on extinguishment of liability	-	-	(260,000)
Change in fair value of derivatives liabilities	287,604	-	273,638
Changes in operating assets and liabilities:
R&D reimbursement receivable	50,068	401,161	(187,766)
Prepaid expenses and other current assets	(35,682)	4,517	(41,066)
Accounts payable and accrued expenses	173,614	(22,526)	836,624
Accounts payable – related party	2,100	241,500	243,600
Net cash provided by (used in) operating activities	(3,795,480)	31,215	(42,985,428)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment made for patent rights	-	-	(3,000,000)
Purchases of property and equipment	(1,812)	-	(815,112)
Net cash used in investing activities	(1,812)	-	(3,815,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on convertible debt, net	-	-	645,888
Sales of common stock, net of offering costs	-	-	18,548,050
Sales of preferred stock, net of offering costs	660,163	-	30,173,271
Net cash provided by financing activities	660,163	-	49,367,209

Net increase (decrease) in cash	(3,137,129)	31,215	2,566,669
Cash at beginning of period	5,703,798	196,135	-

Cash at end of period	$2,566,669	$227,350	$2,566,669

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for:
Income tax	$-	$-	$-
Interest	-	-	682

NONCASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature discount	$-	$-	$372,850
Conversion of common stock to preferred stock	-	-	62,193
Fair value of warrants issued with debt	-	-	377,150
Fair value of warrants issued with Series E preferred	318,117	-	4,205,967
Fair value of warrants issued to the placement agent	159,044	-	347,593

See accompanying summary of accounting policies and notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Business – Actinium Pharmaceuticals, Inc. (API), incorporated on June 13, 2000, is a biotechnology company committed to developing breakthrough therapies for life threatening diseases using its alpha particle immunotherapy (APIT) platform and other related and similar technologies. API, together with its wholly owned subsidiary, MedActinium, Inc. (MAI), (hereinafter referred to collectively as “API” or the “Company”) has initiated collaborative efforts with large institutions to establish the proof of concept of alpha particle immunotherapy and has supported one Phase I/Il clinical trial and one Phase I clinical trial at Memorial Sloan-Kettering Cancer Center (MSKCC) under an MSKCC Physician Investigational New Drug Application. In 2012, the Company launched a multi-center corporate sponsored trial in acute myeloid leukemia (AML) patients.  The Company’s objective, through research and development, is to produce reliable cancer fighting products which utilize monoclonal antibodies linked with alpha particle emitters or other appropriate payloads to provide very potent targeted therapies. The initial clinical trials of the Company’s compounds have been with patients having acute myeloid leukemia and it is believed that the Company’s APIT platform will have wider applicability for different types of cancer where suitable monoclonal antibodies can be found.

Basis of Presentation – The accompanying unaudited interim consolidated financial statements as of September 30, 2012, for the nine months ended September 30, 2012 and 2011 and for the period from June 13, 2000 (inception) to September 30, 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim consolidated financial information on the same basis as the annual audited consolidated financial statements. The consolidated financial statements as of and for the nine months ended September 30, 2012 and 2011 are unaudited. In the opinion of the management, these consolidated financial statements included all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the period presented.

The results for interim periods are not necessary indicative of results for the entire year. The consolidated balance sheet at December 31, 2011 has been derived from audited consolidated financial statements; however, the notes to the consolidated financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and noted thereto included in the audited consolidated financial statements presented elsewhere herein.

Development Stage Company – API is considered a development stage company and has had no commercial revenue to date.

Principles of Consolidation – The consolidated financial statements include the Company’s accounts and those of the Company’s wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Financial Statement Presentation – The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid accounts with original maturities of three months or less to be cash equivalents. Such balances are usually in excess of FDIC insured limits.

Property and Equipment – Machinery and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives of five years. Furniture and fixtures are recorded at cost and depreciated on a straight-line basis over estimated useful lives of seven years. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in operations. Repairs and maintenance expenditures are charged to operations.

Intangible Assets – The Company entered into a Product Development and Patent License Agreement with Abbott Biotherapeutics Corp. (formerly Facet Biotech, formerly known as Protein Design Labs) to secure exclusive rights to a specific antibody when conjugated with alpha emitting radioisotopes. Terms included a license fee payment, milestone payments, and royalty payments on future sales. The agreement ends at the later of (1) 12.5 years after the first sale or (2) when the patent expires.  The patent rights are being amortized on the straight-line method over seven years.  As of September 30, 2012 and December 31, 2011, the patent rights have been fully amortized. There were no amortization expenses for the nine months ended September 30, 2012 and 2011.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Impairment of Long-Lived Assets – Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable or at a minimum annually during the fourth quarter of the year. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying value to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Derivatives – All derivatives are recorded at fair value and recorded on the balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fair Value of Financial Instruments – Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●
Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

●
Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The following tables set forth assets and liabilities measured at fair value on a recurring and non-recurring basis by level within the fair value hierarchy as of September 30, 2012 and December 31, 2011. As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	Level 1	Level 2	Level 3	Total

Derivative liabilities
At September 30, 2012	$-	$-	$5,204,348	$5,204,348
At December 31, 2011	-	-	4,439,613	4,439,613

Financial instruments consist of cash and cash equivalents, accounts payable and secured borrowings.

Income Taxes – The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Research and Development Costs – Research and development costs are expensed as incurred.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Share-Based Payments – The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last common stock valuation done by third party valuation expert of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Earnings (Loss) Per Common Share – The Company provides basic and diluted earnings per common share information for each period presented. Basic earnings (loss) per common share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing the net income available to common stockholders, adjusted on an "if converted" basis, by the weighted average number of common shares outstanding plus dilutive securities. Since the Company has only incurred losses, basic and diluted net loss per common share are the same.  The potentially dilutive securities (options, warrants and convertible instruments) were excluded from the diluted loss per common share calculation. For the nine months ended September 30, 2012, potentially issuable shares for stock options in the amount of 5,912,400 shares; warrants in the amount of 17,600,733 shares; convertible notes payable in the amount of 3,461,538  shares; and convertible preferred stock in the amount of 41,536,824 shares of common stock have been excluded from the calculation. For the nine months ended September 30, 2011, potentially issuable shares for stock options in the amount of 822,400 shares; and convertible preferred stock in the amount of 14,930,518 shares of common stock have been excluded from the calculation.

Recent Accounting Pronouncements – The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Subsequent Events – The Company’s management reviewed all material events from September 30, 2012 through December 31, 2012 and there are no other material subsequent events to report.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has suffered recurring losses from operations since its inception. The Company has a net loss of $5,483,954 and net cash used in operations of $3,780,980 for the nine months ended September 30, 2012; and an accumulated deficit of $52,866,212 at September 30, 2012. In addition, the Company has not completed its efforts to establish a stable recurring source of revenues sufficient to cover its operating costs for the next twelve months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on the successful execution of management's plans, which include the expectation of raising debt or equity based capital, with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company raised $5,151,450 through sales of its securities on December 19, 2012 and is planning to issue additional equity and incur additional liabilities with related parties to sustain the Company’s existence although no commitments for funding have been made and no assurance can be made that such commitments will be available.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 3 – Related Party Transactions

Agreement with MSKCC: In 2010, General Atlantic Group Limited donated all of the equity shares of its wholly owned subsidiary, Actinium Holdings Ltd. (formerly named General Atlantic Investments Limited) to Memorial Sloan Kettering Cancer Center (MSKCC), a principal owner of the Company. On April 9, 2010, MSKCC agreed that certain of its related parties would forbear from collecting or otherwise enforcing certain obligations of the Company under the license and clinical trials agreements with those related parties, including outstanding obligations in the approximate amount of $260,000 and certain obligations arising during the forbearance period. Certain criteria that result in termination of the forbearance period include, but are not limited to, the earliest occurrence of the following events: (a) January 1, 2012; (b) the date on which the Company has raised a minimum of $3,000,000 in new equity financing in one or more equity financing transactions; (c) the dissolution, liquidation, winding-up, bankruptcy or insolvency of the Company: and (d) certain acquisition events with respect to the Company. The forbearance agreement ended on October 30, 2011, when the Company raised new equity financing of $4,125,025.

MSKCC agreed, subject to certain conditions, to utilize the donated funds for certain clinical and preclinical programs and activities related to the Company’s drug development and clinical study programs, including the payment of certain costs and expenses that would otherwise have been borne by the Company. The following is a summary of activities related to the MSKCC arrangements for the nine month ended September 30, 2012 and 2011:

	September 30, 2012	September 30, 2011

Qualified R&D costs incurred by API	$-	$761,086
Cash received from MSKCC	-	966,341

In 2011, the Company received total R&D prepayments of $299,200 from MSKCC.

As of September 30, 2012, the Company had net payable of $55,835 to MSKCC. As of December 31, 2011, the Company had a net receivable of $237,834 from MSKCC.

Note 4 – Property and Equipment

Property and equipment consisted of the following at September 30, 2012 and December 31, 2011:

	Lives	September 30, 2012	December 31, 2011

Office equipment	5 years	$154,324	$153,804
Furniture and fixture	7 years	1,292	1,292

Total property and equipment		155,616	155,096
Less: accumulated depreciation		(153,000)	(153,863)

Property and equipment		$2,616	$1,233

Depreciation expense for the nine months ended September 30, 2012 and 2011 was $429 and $477, respectively.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 5 – Convertible Notes

On December 27, 2011, the Company completed on a private offering of 8% Senior Subordinated Unsecured Convertible Promissory Notes (“Convertible Notes”) in the amount of $900,000 and received net proceeds of $750,000.  The convertible notes were issued at 83.33% of the principal amount resulting in an original issue discount of $150,000.The Convertible Notes mature one year from the date of issuance. Interest accrues at the rate of 8% per year on the outstanding principal amount, accrued semi-annually and to be paid at maturity.

The principal amount of the Convertible Notes and accrued interest are automatically converted to common stock at the earlier of: (1) the effective date of a Qualified Public Offering,(2) a Public Company Transaction, defined as (i) a reverse merger or similar transaction between the Company and a corporation whose securities are publicly traded in the United States or other jurisdiction mutually agreed between API and Placement Agent, or (ii) the quotation of the Company’s securities for purchase and sale on a U.S. quotation service, or (iii) the filing with an applicable regulatory body which will result in the Company becoming an entity whose securities are traded on a public exchange in the U.S. or other mutually agreed upon jurisdiction, or (3) the acquisition or receipt by the Company of no less than $4,000,000 of gross proceeds in subsequent offerings of its common stock or equivalents following the issuance of Series E Preferred Stock(See Note 9) and the Convertible Notes.  On October 23, 2012, the Company issued a modification to the note holders whereby the Company is seeking approval to extend the note maturity date for 90 days.  As of December 31, 2012, the Company was able to obtain approvals from 22 of the 24 note holders and the maturity date of the notes has been extended to January 31, 2013, February 18, 2013 or March 27, 2013 for the 22 notes. Currently, the Company is still negotiating with 2 note holders to extend the maturity date of the notes to March 27, 2013.

In connection with the issuance of the Convertible Notes, Warrants to purchase a total of 862,050 shares of common stock were issued to investors. The Placement Agent and the Management Firm (See Note 9) were issued warrants to purchase 363,646 shares and 400,013 shares of common stock, respectively. The warrants issued to the Placement Agent are exercisable at $0.26 per share and expire on January 31, 2019.  The warrants issued to the Management Firm are exercisable at $0.01 per share and expire on January 31, 2019.

The Company analyzed the Convertible Notes and the Warrants for derivative accounting consideration under FASB ASC 470 and determined that the investor warrants and the placement agent warrants, with a grant date fair value of $565,729 (See Note 6), qualified for accounting treatment as a financial derivative (See Note 6) and the Convertible Notes were determined to also have a beneficial conversion feature discount of $372,850 resulting from the conversion price of $0.26 per share which is below the fair value of $0.37 per share on the date of the Convertible Notes.

The total fees, including cash payments and the fair value of the warrants issued to the Placement Agent, incurred in connection with the financing were $292,691. These fees will be amortized over the life (one year) of the Convertible Notes using the straight-line method as it approximates the effective interest method.  The $150,000 original issue discount on the Convertible Notes will also be amortized over the life of the Notes on a straight line basis. During the nine months ended September 30, 2012, the Company recorded amortization expense related to the deferred financing costs and the debt discount of $219,725 and $678,116, respectively.

A summary of the 8% Senior Subordinated Unsecured Convertible Promissory Notes as of September 30, 2012 December 31, 2011 are as follows:

	September 30, 2012	December 31, 2011

Principal amount	$900,000	$900,000
Less: original issuance discount	(150,000)	(150,000)
Less: discount related to fair value of derivative warrants	(377,150)	(377,150)
Less: discount related to the beneficial conversion feature	(372,850)	(372,850)
Add: amortization of discount	802,479	124,363

Carrying value	$802,479	$124,363

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 6 – Derivatives

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40.

The warrants issued in connection with the Series E Preferred Stock Offerings (“Series E”), the Convertible Notes and the placement agent warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the relevant time. The amount of any such adjustment is determined in accordance with the provisions of the relevant warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the relevant time.

The fair values of the warrants issued in the Series E Offerings, the Convertible Notes Offering and the placement agent warrants were recognized as derivative warrant instruments at issuance and are measured at fair value at each reporting period. The Company determined the fair values of these warrants using a modified binomial valuation model.

Activities for derivative warrant instruments during the nine months ended September 30, 2012 were as follows:

	Series E Preferred Stock		Convertible Notes		Placement Agent
	Offering warrants		Offering Warrants		Warrants		Total Derivative Warrants
	Units	Fair value	Units	Fair value	Units	Fair value	Units	Fair value

At December 31, 2011	5,924,285	$2,583,604	862,050	$375,946	3,393,175	$1,480,063	10,179,510	$4,439,613
Additional issuances	727,292	318,088	-	-	363,646	159,043	1,090,938	477,131
Value change	-	169,917	-	22,009	-	95,678	-	287,604

At September 30, 2012	6,651,577	$3,071,609	862,050	$397,955	3,756,821	$1,724,784	11,270,448	$5,204,348

The fair values of the derivative warrants were calculated using a modified binomial valuation model with the following assumptions at each balance sheet date and the date for the new grants in January 2012:

	December 31,	January 31,	September 30
	2011	2012	2012

Market value of common stock on measurement date	$0.37 (1)	$0.37	$0.39
Adjusted exercise price	$0.24 - $0.26	$0.23 - $0.26	$0.23 - $0.26
Risk free interest rate (2)	1.35%	1.24%	0.83%
Warrant lives in years	7 years	7 years	6.1 – 6.3 years
Expected volatility (3)	156%	157%	161%
Expected dividend yield (4)	-	-	-
Probability of stock offering in any period over five years (5)	25%	25%	25%
Range of percentage of existing shares offered (6)	35%	35%	35%
Offering price range (7)	$0.18 - $0.55	$0.13 - $0.56	$0.12 - $0.55

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

(1)
The market value of common stock is based on the valuation performed by third party valuation specialist as of December 31, 2011 and January 31, 2012. The market value of common stock as of September 30, 2012 is based on stock price of the most current common stock offering.

(2)	The risk-free interest rate was determined by management using the 7 year Treasury Bill as of the respective Offering or measurement date.

(3)
Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management has determined that the probability of a stock offering is 100% in each of the next five years.

(6)	Management estimates that the range of percentages of existing shares offered in each stock offering will be between 35% of the shares outstanding.

(7)	Represents the estimated offering price range in future offerings as determined by management.

Note 7 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at September 30, 2012 and December 31, 2011 are as follows:

	September 30, 2012	December 31, 2011
Deferred tax assets:
Net operating losses	$14,477,844	$13,089,314
Share-based compensation	847,670	741,420
Other differences in tax basis	60,783	4,749

Total deferred tax assets	15,386,297	13,835,483
Less: valuation allowance	(15,386,297)	(13,835,483)

Deferred tax assets, net	$-	$-

As of September 30, 2012, for U.S. federal income tax reporting purposes, the Company has approximately $45 million of unused net operating losses (“NOLs”) available for carry forward to future years. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2018. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOLs carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

The difference between the income tax provision and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax income (loss) for the nine months ended September 30, 2012 and 2011 is as follows:

	For the Nine Months Ended September 30,
	2012		2011

Federal income taxes at 34%	$(1,864,544)	-34.00%	$(207,014)	-34.00%
Share-based compensation costs	106,250	2.00%	-	-
Change in fair value of derivatives	(97,785)	-1.86%	-	-
Amortization of debt discounts	305,266	5.77%	-	-
Change in valuation allowance	1,550,813	28.09%	207,014	34.00%

Provision for income tax	$-	-	$-	-

Note 8 – Commitments and Contingencies

The Company has entered into license and research and development agreements with third parties under which the Company is obligated to make customary payments in the form of upfront payments as well as milestone and royalty payments. Notable inclusions in this category are:

a.
Abbott Biotherapeutics Corp – The Company entered into a Product Development and Patent License Agreement with Abbott Biotherapeutics Corp. (formerly Facet Biotech formerly known as Protein Design Labs) in 2003 to secure exclusive rights to a specific antibody when conjugated with alpha emitting radioisotopes. Upon execution of the agreement, the Company made a license fee payment of $3,000,000.

The Company agreed to make milestone payments totaling $7,750,000 for the achievement of the following agreed to and contracted milestones:

Milestones	Payments

(1) when Company initiates a Phase I Clinical Trial of a licensed product	$750,000
(2) when Company initiates a Phase II Clinical Trial of a licensed product	750,000
(3) when Company initiates a Phase III Clinical Trial of a licensed product	1,500,000
(4) Biological License Application filing with U.S. FDA	1,750,000
(5) First commercial sale	1,500,000
(6) after the first $10,000,000 in net sales	1,500,000

Under the agreement, the Company shall pay to Abbott Biotherapeutics Corp on a country-by-country basis a royalty of 12% of net sales of all licensed products until the later of: (1) 12.5 years after the first commercial sale, or (2) when the patents expire.

As of September 30, 2012, the Company met its first milestone and upon reaching the milestone the Company paid Abbott Biotherapeutics Corp. a milestone payment of $750,000 on July 24, 2012.  The milestone payment for the Phase I Clinical Trial was recorded as research and development expense.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

b.
MSKCC – In February 2002, the Company entered into a license agreement with MSKCC that requires a technology access fee of $50,000 upon execution, an annual maintenance fee of $50,000 and an annual research funding of $50,000 for as long as the agreement is in force.

Milestones	Payments

(1) filing of an New Drug Application (“NDA”) or regulatory approval for each licensed product	$750,000
(2) upon the receipt of regulatory approval from the U.S. FDA for each licensed product	1,750,000

Under the agreement, the Company shall pay to MSKCC on a country-by-country basis a royalty of 2% of net sales of all licensed products until the later of: (1) 10 years from the first commercial sale, or (2) when the patents expire.

The Company expects to file the NDA for regulatory approval in 2015.

c.
Oak Ridge National Laboratory (ORNL) – API has contracted to purchase radioactive material to be used for research and development through December 2012. API is contracted to purchase $233,100 of radioactive material to be used for research and development, with a renewal option at the contract end.  The Company is currently negotiating the 2013 agreement.  The terms and projected cost is expected to be consistent with the current 2012 agreement.

d.
AptivSolutions provides project management services for the study of the drug Ac-225-HuM195 (Actimab-A) used in the Company clinical trials, Phase I and Phase II.  The total project is estimated to cost $1,859,333 and requires a 12.5% down payment of the total estimated project cost.  The down payment totaling $239,000 was paid in 2007 and 2012.  On August 6, 2012, the agreement was amended to provide for additional services.  The total project is now estimated at $1,997,732.  AptivSolutions bills the Company when services are rendered and the Company records the related expense to research and development.

e.
On June 15, 2012, the Company entered into a license and sponsored research agreement with Fred Hutchinson Cancer Research Center (FHCRC). The Company will build upon previous and ongoing clinical trials, with BC8 (licensed antibody) and eventually develop a clinical trial with Actinium 225.  FHCRC has currently completed Phase I and Phase II of the clinical trial and the Company intends to start preparation for a pivotal trial leading to an FDA approval.  The Company has been granted exclusive rights to the BC8 antibody and related master cell bank developed by FHCRC.  The cost to develop the trial will range from $13.2 million to $23.5 million, depending on the trial design as required by the FDA.  Under the terms of the sponsored research agreement, the Company will fund the FHCRC lab with $150,000 per year for the first two years and $250,000 thereafter.  Payments made toward funding the lab will be credited toward royalty payments owed to FHCRC in the given year.  A milestone payment of $1 million will be due to FHCRC upon FDA approval of the first drug.  Upon commercial sale of the drug, royalty payments of 2% of net sales will be due to FHCRC.

f.
In 2012, the Company commenced a Company sponsored multi-center Phase I/II clinical trial for Actimab™-A in elderly Acute Myeloid Leukemia.  The clinical trial will be conducted under the protocols established by the Company and pursuant to an Investigational New Drug Exemption (IND 10807) held by the Company.  The Company has engaged the leading institutions to perform the clinical trial on 60 patients through December 2013.

On March 27, 2012, the Company entered into a clinical trial agreement with Memorial Sloan Kettering Cancer Center.  The Company will pay $31,185 for each patient that has completed the clinical trial. Upon execution of the agreement, the Company is required to pay a start-up fee of $79,623.  The amount due of $79,623 was paid on July 10, 2012.

On July 19, 2012, the Company entered into a clinical trial agreement with Fred Hutchinson Cancer Research Center.  The Company will pay $31,366 for each patient that has completed the clinical trial. Upon execution of the agreement, the Company is required to pay a start-up fee of $19,749.  During the clinical trial additional fees apply and will be invoiced when applicable.  The amount due has not been invoiced but accrued by the Company as of September 30, 2012.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

On August 28, 2012, the Company entered into a clinical trial agreement with The University of Texas M.D. Anderson Cancer Center.  The total estimated cost of conducting the clinical trial is $481,204, which includes a non- refundable institutional fee of $14,500.  The estimated cost is based on treating 24 patients through 2013.  Upon execution of the agreement, the Company is required to make a payment of $33,946.   The amount due has not been invoiced but accrued by the Company as of September 30, 2012.

On September 26, 2012, the Company entered into a clinical trial agreement with Johns Hopkins University.  The Phase I/II clinical trial will be conducted with Actinium 225.  The clinical trial will be conducted under the protocols established by the Company and pursuant to an Investigational New Drug Exemption (IND 10807) held by the Company.  The Company will pay $38,501 per patient, who has completed the clinical trial. The Company is required to pay a start-up fee of $22,847, an annual pharmacy fee of $2,025 and an amendment processing fee of $500, when applicable.  The amount due has not been invoiced but accrued by the Company as of September 30, 2012.

On August 30, 2012, the Company and Cactus Ventures, Inc. mutually agreed to a letter of intent whereby the Company intends to become a public entity upon the execution of a Share Exchange Agreement with Cactus Ventures, Inc.   The Company will pay $250,000 and transfer all shares issued and outstanding to Cactus Ventures, Inc. and Cactus Ventures, Inc. will issue 99% of the issued and outstanding shares of Cactus Ventures, Inc.  The Company is required to raise a minimum of $5,000,000 in equity financing at or prior to the closing. The letter of intent terminates October 31, 2012 unless extended to December 31, 2012.  On October 18, 2012, the Company exercised its option to extend the letter of intent.   Upon execution of the letter of intent, the Company paid a deposit of $25,000 to be held in trust until closing.

On August 7, 2012, the Company entered into a placement agent agreement for the 2012 common stock offering.  The placement agent will assist the Company, under a private placement, in raising equity funds of $5-$15 million.  Under the terms of the agreement, the Company paid an activation of fee of $75,000 on August 13, 2012.  In addition, the Company will pay a 10% cash fee of gross proceeds raised plus a 2% cash fee for non-allocable expenses.  The placement agent will receive warrants equal to 10% of securities sold.

On August 1, 2012, the Company entered into a rental agreement for office space at 501 Fifth Avenue, 3rd Floor, New York, NY 10017.  The agreement terminates January 31, 2013 unless a Notice of Termination is provided to the landlord 60 days prior to January 1, 2013.  The agreement automatically renews on a month-to-month basis and requires a two month notice of termination.  The Company paid a two month refundable deposit.

The Company also rents office space at 391 Lafayette Street, Newark, NJ. The agreement is on a month-to-month basis and requires a 45-day notice by either party to cancel.

Note 9 – Equity

During the nine months ended September 30, 2012, the Company raised $759,300 through an offering of the 2011 Series E preferred shares.  A net amount after offering costs of $660,163 was received by the Company in 2012.

Placement Agent – In connection with the offering of the 2011 Preferred Series E shares and the Convertible Notes and related warrants, the Company entered into a placement agency agreement dated May 9, 2011, as amended July 12, 2011. With money raised in 2012, the Company issued the placement agent warrants to purchase an aggregate of 363,646 shares of common stock, with an exercise price of $0.26 per share which expires on January 31, 2019. In addition, the Company paid the placement agent’s outside counsel, McCormick & O’Brien PLLC, $8,021 for its services as placement agent’s legal counsel.

Management Firm – In connection with the offering of the 2011 Preferred Series E shares and the Convertible Notes and related warrants, AmerAsia Inc. and the Company entered into a transaction management agreement dated May 9, 2011, as amended July 12, 2011. Whereby AmerAsia Inc. will provide consulting services to the Company related to the Company becoming an entity whose securities are publicly traded. Pursuant to this agreement, the Company will pay AmerAsia Inc. $12,500 per month until the public company transaction occurs. Thereafter, the transaction management agreement will continue for a minimum of three months.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

In 2011, the Company issued AmerAsia Inc. warrants to purchase an aggregate of 5,930,272 shares of common stock, with an exercise price of $0.01 per share and expires in 2018. In 2012, the Company issued AmerAsia Inc. additional warrants to purchase an aggregate of 400,013 shares of common stock, with an exercise price of $0.01 per share and expire on January 19, 2012. The warrants included a cashless exercise provision.

At September 30, 2012, the Company has the following shares of Preferred Stock authorized and issued:

	Authorized	Issued
Preferred Stock	Shares	Shares

Series A	1,000,000	1,000,000
Series B	4,711,247	4,711,247
Series C-1	800,000	800,000
Series C-2	666,667	666,667
Series C-3	502,604	502,604
Series C-4	4,250,000	4,250,000
Series D	3,000,000	3,000,000
Series E	30,000,000	26,606,306

Note 10 – Stock Option

There were no option activities during the nine months ended September 30, 2011.

In February 2012, the Company re-priced 822,400 units of employee stock options to reflect the current per share fair market value of the Company’s common stock. The exercise prices of all of the current outstanding stock options were reduced to $0.26 per share. The Company recorded an incremental compensation cost of $34,879 as a result of the re-pricing of options.

During the nine months ended September 30, 2012, options to purchase 4,390,000 shares of common stock were granted to several employees and consultants at an exercise price of $0.26 per share, and additional options to purchase 700,000 shares of common stock were issued to several employees and consultants at an exercise price of $0.50 per share. These options have a term of 10 years and vest over a 4 year period. The fair value of $1,280,467 was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 1.08% (2) expected life of 7 years, (3) expected volatility of 61.10% ~ 61.30%, and (4) zero expected dividends.

The following is a summary of option activities for the nine months ended September 30, 2012:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Number of Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2011	822,400	$0.26	5.51	$-
Granted	5,090,000	0.29	9.67

Outstanding, September 30, 2012	5,912,400	$0.29	8.99	$672,500

All options issued and outstanding are being amortized over their respective vesting periods. The unrecognized compensation expense at September 30, 2012 and December 31, 2011 were $1,203,841 and $12,235, respectively. During the nine months ended September 30, 2012 and September 30, 2011, the Company recorded option expense of $168,000 and $6,802, respectively.

Actinium Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 11 – Warrants

There were no warrant activities during the nine months ended September 30, 2011.

During the nine months ended September 30, 2012, warrants to purchase 400,013 shares of common stock were granted to the Management Firm at an exercise price of $0.01 per share. These warrants have a term of 7 years and vest immediately. The fair value of $144,463 was calculated using the Black-Scholes option-pricing model.  Variables used in the Black-Scholes option-pricing model include: (1) discount rate of 1.24%, (2) warrant life of 7 years, (3) expected volatility of 62.31%, and (4) zero expected dividends. These warrants vest immediately.

During the nine months ended September 30, 2012, the Company also issued the following warrants:

Warrants issued to investors with Series E Preferred Stock (See Note 6)	727,292

Placement agent warrants related to issuance of Series E Preferred Stock (See Note 6 and Note 9)	363,646

Total warrants issued	1,090,938

The following is a summary of warrant activities for the nine months ended September 30, 2012:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Number of Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2011	16,109,782	$0.17	6.76	$3,261,367
Granted	1,490,951	0.19	6.59

Outstanding, September 30, 2012	17,600,733	$0.17	6.28	$3,859,397

Note 12 – Subsequent Events

On November 21, 2012, the Company entered into a clinical trial agreement with the University of Pennsylvania.  The Phase I/II clinical trial will be conducted with Actinium 225.  The clinical trial will be conducted under the protocols established by the Company and pursuant to an Investigational New Drug Exemption (IND 10807) held by the Company.  The Company will pay $31,771 per patient, who has  completed the clinical trial. The Company will be required to pay a start-up fee of $16,000 and additional administrative fees, when applicable.

On December 28, 2012, the Company and its shareholders entered into a Share Exchange Agreement (“Share Exchange”) with Cactus Ventures, Inc. (“Cactus”), pursuant to which Cactus acquired 12,939,986 shares of capital stock of the Company from the Company’s shareholders in exchange for the issuance of 4,309,015 shares of Common Stock to the Company’s shareholders. As part of the Share Exchange, the Company paid $250,000 to the shareholders of Cactus before the consummation of the Share Exchange. As a result of the Share Exchange, Actinium became Cactus’ subsidiary and the Company’s shareholders became the principal shareholders of Cactus. The Share Exchange was accounted for as a reverse takeover wherein Actinium is considered the acquirer for accounting and financial reporting purposes.